UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2012

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices, including zip code)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 3, 2012, BioMimetic Therapeutics, Inc. (the “Company”) announced that it has received a comprehensive post-panel response letter from the U.S. Food and Drug Administration (FDA) regarding the Company’s Pre-Market Approval (PMA) application for Augment® Bone Graft.  The FDA letter concludes that the Augment PMA is not approvable and outlines the additional information that BioMimetic would need to submit for the application to be approvable.

On January 3, 2012, the Company also announced receipt of the CE Mark approval of GEM 21S® Growth-factor Enhanced Matrix in the European Union.  This approval, obtained on behalf of Luitpold Pharmaceuticals, Inc., triggers a $10 million final milestone payment from Luitpold to the Company.  This milestone payment was a condition of the Company’s sale of GEM 21S to Luitpold in 2008.

Copies of the press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1 Press Release dated January 3, 2012.

99.2 Press Release dated January 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

	By:	/s/ Earl Douglas
Name: Earl Douglas
Title: General Counsel

Date: January 3, 2012